Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces First Quarter Results and Progress of 2008 Turnaround Plan

First Quarter Results

  Total Net Revenue of $316 million, including $234 million in Provision for Loan Losses
  Net Loss of $91.2 million, or $0.20 per share
  Total Customer Cash and Deposits of $35 billion
  Total Customer Assets of $168 billion
  Total Daily Average Revenue Trades (DARTs) of 191,000

2008 Turnaround Plan Progress

Customer Metrics

  Opened 305,000 gross new accounts, up 10 percent quarter over quarter
  Produced 62,000 net new accounts, up from 7,000 in the prior quarter
  Ended the quarter with a record 4.8 million total customer accounts
  Increased customer cash and deposit balances for the fourth consecutive month
  Stabilized customer asset flows and generated net inflows of $300 million

Financial Progress

  Increased excess Bank risk-based capital (excess to the regulatory minimum well-capitalized threshold) to approximately $695 million, up $260 million quarter over quarter
  Improved Bank tier-1 and risk-based capital ratios to 6.8 percent and 12.4 percent, respectively
  Ended the quarter with $10.7 billion in excess FHLB borrowing capacity
  Completed $69 million in non-core asset sales
  Reduced holding company debt by $60 million, including $25 million in debt-for-equity swaps

NEW YORK--(BUSINESS WIRE)--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2008, reporting a net loss of $91.2 million, or $0.20 per share, compared to a net loss of $1.7 billion, or $3.98 per share, in the prior quarter and net income of $169.4 million, or $0.39 per share a year ago.

The first quarter results included various noteworthy items related to actions taken in conjunction with the execution of the Company’s Turnaround Plan and credit market-related losses. The combination of these items on a net basis negatively impacted the first quarter by approximately $35 million, or $0.05 per share, as described below:

  Provision expense of $234 million included an additional $9 million associated with a change in the timing of foreclosure and bankruptcy-related charge-offs
  Loss on loans and securities, net, of $9 million included $27 million of impairments on AAA-rated and AA-rated collateralized mortgage obligations
  Compensation and benefits of $129 million included $12 million in severance related expenses
  Facility restructuring and other exit activities were $10.5 million
  Other expense of $17.5 million included a $24 million gain on the sale of corporate aviation-related assets

First quarter customer engagement trends showed further improvement over the prior quarter, demonstrating progress of the Company’s Turnaround Plan. “While we entered January with some disruption to our customer base due to last year's challenges, we exited the quarter with increased stability and the beginnings of a return to growth,” said Donald H. Layton, Chairman and Chief Executive Officer, E*TRADE FINANCIAL Corporation. “The growth in new customer relationships, even during a difficult environment, speaks to the continued strength and appeal of the E*TRADE brand.”

  Net new customers increased 60,000 in the quarter, the largest increase since the fourth quarter of 2005.
  Total customer accounts grew 62,000 quarter over quarter to a record 4.8 million.
  Total Daily Average Revenue Trades declined 11 percent quarter over quarter, but increased 12 percent over the year ago period, reflecting market conditions as well as the residual impact of the fourth-quarter disruption.
  Total customer assets declined 11 percent quarter over quarter, along with weakness in the overall market; however, the Company did generate net new customer assets of $300 million – marking a return to growth.

Although the credit environment remained challenging in the first quarter, long-term loan performance trends remained within the range of management’s previous expectations. “I am pleased to report that our home equity portfolio – which is the largest source of potential losses – is performing broadly in line with expectations. We are therefore affirming our three-year cumulative loss forecast of $1 billion to $1.5 billion,” continued Mr. Layton. “Although the performance of our one- to four-family portfolio is somewhat outside of our anticipated range, the expected losses in dollar terms are comparatively low given our position in the underlying collateral.”

The primary performance trends for each loan portfolio included:

Home Equity

  Total delinquent loans increased $41 million, 65 percent below the increase in the prior quarter. In addition, special mention loans (30-89 days delinquent) declined $14 million quarter over quarter, and have shown an absolute decline in two of the last three months.
  Net charge-offs totaled $149.4 million, including $21.7 million related to the change in charge-off policy associated with a change in the timing of foreclosure and bankruptcy-related charge-offs.

One- to Four-Family

  Total delinquent loans increased $177 million quarter over quarter to $655 million.
  Net charge-offs totaled $14.6 million, including $8.3 million related to the change in charge-off policy associated with a change in the timing of foreclosure and bankruptcy-related charge-offs.

Consumer

  Total delinquent loans decreased $2 million quarter over quarter to $30 million. In addition, special mention loans and non-performing loans each declined by $1 million.
  Net charge-offs totaled $12 million.

Total allowance for loan losses increased to $566 million, as provision exceeded charge-offs by $58 million during the quarter. The Company increased its allowance for loan losses in all three categories of its loan portfolio.

The Company continued to make significant progress during the quarter to reduce risk and strengthen its balance sheet – efforts consistent with its previously announced plan. The plan to reduce risk includes shrinking the Bank balance sheet (down $3.5 billion in the quarter); reducing wholesale funding sources, including stock loan, (down $5 billion in the quarter); and lowering exposure to undrawn home equity lines (down $700 million in the quarter). The Company is taking action that will reduce undrawn home equity lines by an additional approximately $1.2 billion by the end of April.

The plan to strengthen the balance sheet consists of the following two components: increasing excess capital levels at the Bank and reducing holding company debt. In the first quarter, excess risk-based Bank capital increased from $435 million last quarter to approximately $695 million at quarter end. Consistent with its previously stated plan, the Company continues to expect excess capital at the Bank to approach $1 billion by the end of 2008. Management also expects to reduce holding company debt by at least $700 million this year through a combination of debt-for-equity exchanges and the conversion of its mandatory convertible notes in November. In addition, planned non-core asset sales, which are currently being implemented, are estimated to generate proceeds of over $500 million in 2008.

Management has also revised its view of the economic and market outlook since the fourth quarter earnings call in January, and assumes the now-consensus view that the U.S. has entered into a modest recession. As a result, the Company is announcing that it will undertake additional restructuring activities this year to further reduce operating expenses.

“We are clearly facing a cyclical downturn in the economy and markets, and because we will be a simpler company after the disposition of certain non-core assets, we need to reduce our overall expense base,” stated Mr. Layton. “Our revised expense reduction program is designed to lower annual run-rate compensation-related expenses by 10 percent, approximately $50 million per year. We expect the majority of the plan to be implemented by the end of the second quarter.”

Historical monthly metrics from January 2003 to March 2008 can be found on the E*TRADE FINANCIAL Investor Relations site at https://investor.etrade.com.

The Company will host a conference call to discuss its first quarter results beginning at 5:00 p.m. (EST) today. The conference call will be available to domestic participants by dialing (800) 683-1525 and (973) 872-3197 for international participants. The conference ID number is 42066498. A live audio webcast of this conference call will also be accessible at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing, banking and lending for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

© 2008 E*TRADE FINANCIAL Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Revenue:
Operating interest income	$710,737	$882,308	$829,795
Operating interest expense	(377,966)	(496,035)	(439,209)
Net operating interest income	332,771	386,273	390,586
Provision for loan losses	(233,871)	(402,311)	(21,186)
Net operating interest income (expense) after provision for loan losses	98,900	(16,038)	369,400
Commission	129,764	176,946	158,993
Fees and service charges	62,612	68,329	59,498
Principal transactions	20,495	24,490	30,082
Gain (loss) on loans and securities, net	(9,145)	(2,275,682)	17,375
Other revenue	13,610	14,009	9,650
Total non-interest income (expense)	217,336	(1,991,908)	275,598
Total net revenue	316,236	(2,007,946)	644,998
Expense excluding interest:
Compensation and benefits	128,777	105,068	123,782
Clearing and servicing	48,579	65,931	67,252
Advertising and market development	60,472	41,535	45,592
Communications	27,439	28,024	26,156
Professional services	24,347	35,530	24,985
Depreciation and amortization	22,071	23,708	19,383
Occupancy and equipment	22,003	23,942	23,579
Amortization of other intangibles	10,910	9,532	10,268
Impairment of goodwill	-	101,208	-
Facility restructuring and other exit activities	10,492	28,122	733
Other	17,523	56,644	32,675
Total expense excluding interest	372,613	519,244	374,405
Income (loss) before other income (expense) and income taxes	(56,377)	(2,527,190)	270,593
Other income (expense):
Corporate interest income	2,426	2,031	1,705
Corporate interest expense	(95,241)	(59,460)	(37,791)
Gain (loss) on sales of investments, net	502	(1,025)	19,756
Loss on early extinguishment of debt	(2,851)	(13)	-
Equity in income of investments and venture funds	4,699	1,151	8,095
Total other income (expense)	(90,465)	(57,316)	(8,235)
Income (loss) before income taxes	(146,842)	(2,584,506)	262,358
Income tax expense (benefit)	(55,649)	(872,661)	92,948
Net income (loss)	$(91,193)	$(1,711,845)	$169,410

Basic earnings (loss) per share	$(0.20)	$(3.98)	$0.40
Diluted earnings (loss) per share	$(0.20)	$(3.98)	$0.39
Shares used in computation of per share data:
Basic	460,857	429,670	423,786
Diluted (1)	460,857	429,670	437,535

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Cash and equivalents	$3,061,987	$1,778,244
Cash and investments required to be segregated under Federal or other regulations	427,918	334,831
Trading securities	422,941	130,018
Available-for-sale mortgage-backed and investment securities	8,402,077	11,255,048
Loans held-for-sale	19,327	100,539
Margin receivables	6,655,659	7,179,175
Loans receivable, net	28,424,838	30,038,843
Investment in Federal Home Loan Bank stock	241,392	338,585
Property and equipment, net	324,940	355,433
Goodwill	1,950,682	1,933,368
Other intangibles, net	419,105	430,007
Other assets	2,846,084	2,971,846
Total assets	$53,196,950	$56,845,937

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$27,467,227	$25,884,755
Securities sold under agreements to repurchase	7,109,716	8,932,693
Customer payables	5,413,283	5,514,675
Other borrowings	5,242,921	7,446,504
Corporate debt	3,156,699	3,022,698
Accounts payable, accrued and other liabilities	2,091,765	3,215,547
Total liabilities	50,481,611	54,016,872

Shareholders' equity:

Common stock, $0.01 par value, shares authorized: 600,000,000; shares issued and outstanding: 468,335,796 at March 31, 2008 and 460,897,875 at December 31, 2007	4,683	4,609
Additional paid-in-capital	3,507,223	3,463,220
Accumulated deficit	(425,170)	(247,368)
Accumulated other comprehensive loss	(371,397)	(391,396)
Total shareholders' equity	2,715,339	2,829,065
Total liabilities and shareholders' equity	$53,196,950	$56,845,937

SEGMENT REPORTING
	Three Months Ended March 31, 2008
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$427,323	$590,856	$(307,442)	$710,737
Operating interest expense	(214,336)	(471,072)	307,442	(377,966)
Net operating interest income	212,987	119,784	-	332,771
Provision for loan losses	-	(233,871)	-	(233,871)
Net operating interest income (expense) after provision for loan losses	212,987	(114,087)	-	98,900
Commission	128,388	1,376	-	129,764
Fees and service charges	59,213	5,324	(1,925)	62,612
Principal transactions	-	20,495	-	20,495
Gain (loss) on loans and securities, net	1,069	(10,214)	-	(9,145)
Other revenue	9,683	3,943	(16)	13,610
Total non-interest income	198,353	20,924	(1,941)	217,336
Total net revenue	411,340	(93,163)	(1,941)	316,236
Expense excluding interest:
Compensation and benefits	88,865	39,912	-	128,777
Clearing and servicing	20,149	30,371	(1,941)	48,579
Advertising and market development	60,445	27	-	60,472
Communications	25,201	2,238	-	27,439
Professional services	15,398	8,949	-	24,347
Depreciation and amortization	17,222	4,849	-	22,071
Occupancy and equipment	20,713	1,290	-	22,003
Amortization of other intangibles	8,777	2,133	-	10,910
Facility restructuring and other exit activities	108	10,384	-	10,492
Other	28,968	(11,445)	-	17,523
Total expense excluding interest	285,846	88,708	(1,941)	372,613
Segment income (loss)	$125,494	$(181,871)	$-	$(56,377)

	Three Months Ended December 31, 2007
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$511,671	$723,092	$(352,455)	$882,308
Operating interest expense	(261,845)	(586,645)	352,455	(496,035)
Net operating interest income	249,826	136,447	-	386,273
Provision for loan losses	-	(402,311)	-	(402,311)
Net operating interest income (expense) after provision for loan losses	249,826	(265,864)	-	(16,038)
Commission	152,449	24,497	-	176,946
Fees and service charges	66,680	4,160	(2,511)	68,329
Principal transactions	-	24,490	-	24,490
Loss on loans and securities, net	(2,801)	(2,272,881)	-	(2,275,682)
Other revenue	9,977	4,136	(104)	14,009
Total non-interest income (expense)	226,305	(2,215,598)	(2,615)	(1,991,908)
Total net revenue	476,131	(2,481,462)	(2,615)	(2,007,946)
Expense excluding interest:
Compensation and benefits	74,757	30,311	-	105,068
Clearing and servicing	23,706	44,840	(2,615)	65,931
Advertising and market development	41,490	45	-	41,535
Communications	24,549	3,475	-	28,024
Professional services	23,524	12,006	-	35,530
Depreciation and amortization	17,895	5,813	-	23,708
Occupancy and equipment	22,794	1,148	-	23,942
Amortization of other intangibles	9,372	160	-	9,532
Impairment of goodwill	-	101,208	-	101,208
Facility restructuring and other exit activities	10,462	17,660	-	28,122
Other	38,170	18,474	-	56,644
Total expense excluding interest	286,719	235,140	(2,615)	519,244
Segment income (loss)	$189,412	$(2,716,602)	$-	$(2,527,190)

	Three Months Ended March 31, 2007
	Retail	Institutional	Eliminations(2)	Total
Revenue:	(In thousands)
Operating interest income	$457,764	$671,243	$(299,212)	$829,795
Operating interest expense	(230,283)	(508,138)	299,212	(439,209)
Net operating interest income	227,481	163,105	-	390,586
Provision for loan losses	-	(21,186)	-	(21,186)
Net operating interest income after provision for loan losses	227,481	141,919	-	369,400
Commission	123,305	35,688	-	158,993
Fees and service charges	54,203	7,475	(2,180)	59,498
Principal transactions	-	30,082	-	30,082
Gain on loans and securities, net	4,911	12,464	-	17,375
Other revenue	9,751	41	(142)	9,650
Total non-interest income	192,170	85,750	(2,322)	275,598
Total net revenue	419,651	227,669	(2,322)	644,998
Expense excluding interest:
Compensation and benefits	80,296	43,486	-	123,782
Clearing and servicing	20,761	48,813	(2,322)	67,252
Advertising and market development	43,924	1,668	-	45,592
Communications	22,795	3,361	-	26,156
Professional services	15,099	9,886	-	24,985
Depreciation and amortization	14,809	4,574	-	19,383
Occupancy and equipment	20,572	3,007	-	23,579
Amortization of other intangibles	9,619	649	-	10,268
Facility restructuring and other exit activities	1,017	(284)	-	733
Other	19,301	13,374	-	32,675
Total expense excluding interest	248,193	128,534	(2,322)	374,405
Segment income	$171,458	$99,135	$-	$270,593

KEY PERFORMANCE METRICS(3)
Corporate Metrics	Qtr ended 3/31/08	Qtr ended 12/31/07	Qtr ended 3/31/08 vs. 12/31/07	Qtr ended 3/31/07	Qtr ended 3/31/08 vs. 3/31/07

Operating margin %(4)
Consolidated	N.M.	N.M.	N.M.	42%	N.M.
Retail	31%	40%	(9)%	41%	(10)%
Institutional	N.M.	N.M.	N.M.	44%	N.M.

Employees	3,565	3,757	(5)%	4,217	(15)%
Consultants and other	302	305	(1)%	266	14%
Total headcount	3,867	4,062	(5)%	4,483	(14)%

Revenue per headcount	$81,778	N.M.	N.M.	$143,876	(43)%

Revenue per compensation and benefits dollar	$2.46	$(19.11)	(113)%	$5.21	(53)%

Book value per share	$5.80	$6.14	(6)%	$10.19	(43)%
Tangible book value per share	$0.57	$0.84	(32)%	$4.22	(86)%

Free cash ($MM)	$1,061.1	$860.8	23%	$464.7	128%

Enterprise net interest spread (basis points)(5)	250	255	(2)%	274	(9)%
Enterprise interest-earning assets, average ($MM)	$49,911	$57,378	(13)%	$52,871	(6)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss) from continuing operations	$(91.2)	$(1,711.8)	(95)%	$169.4	(154)%
Tax expense (benefit)	(55.6)	(872.7)	(94)%	92.9	(160)%
Depreciation & amortization	33.0	33.2	(1)%	29.7	11%
Corporate interest expense	95.2	59.5	60%	37.8	152%
EBITDA	$(18.6)	$(2,491.8)	(99)%	$329.8	(106)%

Interest coverage	(0.2)	(41.9)	(100)%	8.7	(102)%

Retail Metrics

Trading days	61.0	63.0	N.M.	61.0	N.M.

DARTs
US	155,706	179,298	(13)%	141,238	10%
International	35,018	34,768	1%	28,798	22%
Total DARTs	190,724	214,066	(11)%	170,036	12%

Total trades (MM)	11.6	13.5	(14)%	10.4	12%

Average commission per trade	$11.04	$11.30	(2)%	$11.89	(7)%

End of period margin debt ($B)	$6.70	$7.26	(8)%	$7.03	(5)%
Average margin debt($B)	$6.99	$7.79	(10)%	$6.91	1%

Gross new investing/ trading accounts	185,169	186,750	(1)%	170,672	8%
Gross new deposit/ lending accounts	119,844	90,863	32%	179,547	(33)%
Closed accounts	(243,205)	(270,578)	(10)%	(231,345)	5%
Net new accounts	61,808	7,035	779%	118,874	(48)%

End of period investing/ trading accounts	3,633,666	3,632,218	0%	3,613,762	1%
End of period deposit/ lending accounts	1,144,572	1,084,212	6%	932,782	23%
End of period total accounts	4,778,238	4,716,430	1%	4,546,544	5%

Account Segmentation Detail
Retail accounts within target segment(6)	969,308	992,399	(2)%	912,057	6%
Other retail accounts(7)	2,780,316	2,669,271	4%	2,583,257	8%
Corporate Services accounts	1,028,614	1,054,760	(2)%	1,051,230	(2)%
End of period total accounts	4,778,238	4,716,430	1%	4,546,544	5%

Net new customers	60,383	4,592	N.M.	37,100	N.M.
End of period total customers	3,620,657	3,560,274	2%	3,477,068	4%

End of period assets per customer	$46,508	$53,361	(13)%	$57,659	(19)%
Consolidated net revenue per customer	$87	N.M.	N.M.	$186	(53)%
Consolidated segment income per customer	$(16)	N.M.	N.M.	$78	(121)%
Products per customer	2.1	2.1	0%	2.1	0%

Customer Assets ($B)
Security holdings	$109.0	$124.3	(12)%	$133.5	(18)%
Customer payables (cash)	5.4	5.5	(2)%	6.3	(14)%
Customer cash balances held by third parties	3.3	3.3	0%	3.9	(15)%
Unexercised Corporate Services customer options (vested)	24.5	32.1	(24)%	31.0	(21)%
Customer assets in investing/ trading accounts	142.2	165.2	(14)%	174.7	(19)%
Sweep deposit accounts	10.0	10.1	(1)%	10.8	(7)%
Transaction accounts	12.5	10.5	19%	10.3	21%
CDs	3.7	4.2	(12)%	4.7	(21)%
Customer assets in deposit accounts	26.2	24.8	6%	25.8	2%
Total customer assets	$168.4	$190.0	(11)%	$200.5	(16)%

Net new customer assets ($B)(8)	$0.3	$(16.5)	N.M.	$2.9	N.M.

Total customer cash and deposits ($B)	$34.9	$33.6	4%	$36.0	(3)%

Unexercised Corporate Services client options (unvested) ($B)	$20.2	$27.5	(27)%	$20.5	(1	) %

Institutional Metrics

Market Making
Equity shares traded (MM)	33,503	37,781	(11)%	47,425	(29)%
Average revenue capture per 1,000 equity shares	$0.566	$0.586	(3)%	$0.576	(2)%
% of Bulletin Board equity shares to total equity shares	87.8%	85.8%	2%	89.7%	(2)%

Capital Ratios
Tier 1 Capital Ratio(9)	6.78%	6.22%	0.56%	6.24%	0.54%
Risk Weighted Capital Ratio(9)	12.36%	11.37%	0.99%	10.48%	1.88%

Loans receivable ($MM)
Average loans receivable	$29,890	$31,841	(6)%	$27,837	7%
Ending loans receivable, net	$28,425	$30,039	(5)%	$29,672	(4)%

One- to Four-Family

Loan performance detail ($MM)
Current	$14,033	$15,083	(7)%	$13,178	6%
30-89 days delinquent (special mention loans)	363	297	22%	201	81%
90+ days delinquent (non- performing loans)	292	181	61%	47	521%
Total delinquent loans	655	478	37%	248	164%
Gross loans receiv- able(10)	$14,688	$15,561	(6)%	$13,426	9%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.47%	1.91%	0.56%	1.50%	0.97%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	1.99%	1.17%	0.82%	0.35%	1.64%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	4.46%	3.07%	1.39%	1.85%	2.61%
Allowance for loan losses as a % of gross loans receivable	0.28%	0.12%	0.16%	0.02%	0.26%
Allowance for loan losses as a % of nonperforming loans	14.17%	10.39%	3.78%	7.04%	7.13%
Net charge-offs as a % of average loans receivable (annualized)	0.38%	0.10%	0.28%	0.02%	0.36%
Provision as a % of average loans receivable (annualized)	0.98%	0.33%	0.65%	(0.13)%	1.11%

Home Equity

Loan performance detail ($MM)
Current	$11,029	$11,603	(5)%	$12,849	(14)%
30-89 days delinquent (special mention loans)	277	291	(5)%	141	96%
90+ days delinquent (non- performing loans)	285	230	24%	63	352%
Total delinquent loans	562	521	8%	204	175%
Gross loans receiv- able(10)	$11,591	$12,124	(4)%	$13,053	(11)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.39%	2.41%	(0.02)%	1.08%	1.31%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	2.46%	1.89%	0.57%	0.48%	1.98%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	4.85%	4.30%	0.55%	1.57%	3.28%
Allowance for loan losses as a % of gross loans receivable	4.23%	3.79%	0.44%	0.31%	3.92%
Allowance for loan losses as a % of nonperforming loans	172.18%	200.05%	(27.87)%	64.61%	107.57%
Net charge-offs as a % of average loans receivable (annualized)	5.02%	2.94%	2.08%	0.37%	4.65%
Provision as a % of average loans receivable (annualized)	6.09%	12.11%	(6.02)%	0.67%	5.42%

Consumer and Other

Loan performance detail ($MM)
Current	$2,682	$2,830	(5)%	$3,242	(17)%
30-89 days delinquent (special mention loans)	23	24	(4)%	13	77%
90+ days delinquent (non- performing loans)	7	8	(13)%	6	17%
Total delinquent loans	30	32	(6)%	19	58%
Gross loans receiv- able(10)	$2,712	$2,862	(5)%	$3,261	(17)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	0.84%	0.83%	0.01%	0.39%	0.45%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.26%	0.27%	(0.01)%	0.18%	0.08%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.11%	1.10%	0.01%	0.57%	0.54%
Allowance for loan losses as a % of gross loans receivable	1.24%	1.05%	0.19%	0.73%	0.51%
Allowance for loan losses as a % of nonperforming loans	471.56%	396.71%	74.85%	400.72%	70.84%
Net charge-offs as a % of average loans receivable (annualized)	1.74%	1.11%	0.63%	1.03%	0.71%
Provision as a % of average loans receivable (annualized)	2.24%	1.87%	0.37%	0.51%	1.73%

Total Loans Receivable

Loan performance detail ($MM)
Current	$27,744	$29,516	(6)%	$29,269	(5)%
30-89 days delinquent (special mention loans)	663	612	8%	355	87%
90+ days delinquent (non- performing loans)	584	419	39%	116	403%
Total delinquent loans	1,247	1,031	21%	471	165%
Total gross loans receiv- able(10)	$28,991	$30,547	(5)%	$29,740	(3)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.29%	2.00%	0.29%	1.19%	1.10%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	2.02%	1.37%	0.65%	0.39%	1.63%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	4.30%	3.37%	0.93%	1.58%	2.72%
Allowance for loan losses as a % of gross loans receivable	1.95%	1.66%	0.29%	0.23%	1.72%
Allowance for loan losses as a % of nonperforming loans	96.84%	121.44%	(24.60)%	58.68%	38.16%
Net charge-offs as a % of average loans receivable (annualized)	2.36%	1.30%	1.06%	0.30%	2.06%
Provision as a % of average loans receivable (annualized)	3.13%	5.05%	(1.92)%	0.30%	2.83%

ACTIVITY IN ALLOWANCE FOR LOAN LOSSES

	Three Months Ended March 31, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/07	$18,831	$459,167	$30,166	$508,164
Provision for loan losses	37,175	181,030	15,666	233,871
Charge-offs, net(11)	(14,603)	(149,366)	(12,158)	(176,127)
Allowance for loan losses, ending 3/31/08	$41,403	$490,831	$33,674	$565,908

	Three Months Ended December 31, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/07	$9,363	$175,088	$24,587	$209,038
Provision for loan losses	13,473	375,132	13,706	402,311
Charge-offs, net	(4,005)	(91,053)	(8,127)	(103,185)
Allowance for loan losses, ending 12/31/07	$18,831	$459,167	$30,166	$508,164

	Three Months Ended March 31, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 12/31/06	$7,760	$31,671	$28,197	$67,628
Provision for loan losses	(3,800)	20,688	4,298	21,186
Charge-offs, net	(674)	(11,519)	(8,632)	(20,825)
Allowance for loan losses, ending 3/31/07	$3,286	$40,840	$23,863	$67,989

AVERAGE ENTERPRISE BALANCE SHEET DATA

	Three Months Ended
	March 31, 2008			December 31, 2007
	Average	Operating Interest	Average	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(12)	$29,925,013	$451,574	6.04%	$31,911,892	$508,925	6.38%
Margin receivables	6,936,549	94,913	5.50%	7,702,385	129,488	6.67%
Mortgage-backed and related available-for-sale securities	9,281,381	110,072	4.74%	11,820,948	150,820	5.10%
Available-for-sale investment securities	176,360	2,902	6.58%	3,281,803	54,461	6.64%
Trading securities	572,817	10,708	7.48%	91,437	2,012	8.80%
Cash and cash equivalents(13)	2,210,282	20,798	3.78%	1,482,170	16,344	4.37%
Stock borrow and other	808,330	15,712	7.78%	1,086,982	18,354	6.75%
Total enterprise interest-earning assets	$49,910,732	706,679	5.67%	$57,377,617	880,404	6.13%
Enterprise interest-bearing liabilities:
Retail deposits	$25,383,594	171,535	2.72%	$26,759,763	202,717	3.01%
Brokered certificates of deposit	1,229,811	15,169	4.96%	738,659	9,369	5.03%
Customer payables	5,261,612	14,635	1.12%	6,298,654	20,812	1.31%
Repurchase agreements and other borrowings	7,980,130	94,934	4.71%	10,776,229	143,089	5.20%
FHLB advances	5,974,084	70,802	4.69%	8,433,904	107,259	4.98%
Stock loan and other	1,679,887	10,656	2.51%	1,601,877	12,304	3.05%
Total enterprise interest-bearing liabilities	$47,509,118	377,731	3.17%	$54,609,086	495,550	3.58%
Enterprise net interest income/spread(5)		$328,948	2.50%		$384,854	2.55%
	Three Months Ended
	March 31, 2007
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(12)	$28,093,409	$451,399	6.43%
Margin receivables	6,787,828	123,986	7.41%
Mortgage-backed and related available-for-sale securities	12,040,109	157,967	5.25%
Available-for-sale investment securities	3,651,560	59,860	6.56%
Trading securities	119,779	3,269	10.92%
Cash and cash equivalents(13)	1,358,120	15,930	4.76%
Stock borrow and other	820,679	13,687	6.67%
Total enterprise interest-earning assets	$52,871,484	826,098	6.27%
Enterprise interest-bearing liabilities:
Retail deposits	$24,696,611	177,329	2.91%
Brokered certificates of deposit	466,559	5,659	4.92%
Customer payables	6,380,411	20,479	1.30%
Repurchase agreements and other borrowings	12,137,872	159,031	5.24%
FHLB advances	4,996,389	62,852	5.03%
Stock loan and other	1,349,305	12,515	3.76%
Total enterprise interest-bearing liabilities	$50,027,147	437,865	3.53%
Enterprise net interest income/spread(5)		$388,233	2.74%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(In thousands)
Enterprise net interest income	$328,948	$384,854	$388,233
Taxable equivalent interest adjustment(14)	(3,698)	(7,537)	(7,320)
Customer cash held by third parties and other(15)	7,521	8,956	9,673
Net operating interest income	$332,771	$386,273	$390,586

SUPPLEMENTAL PORTFOLIO DISCLOSURE

Mortgage Loan Portfolio(16)(17)

One-to Four-Family Mortgage Loan Distribution
Unpaid principal balances at March 31, 2008 ($MM)

		FICO
LTV		>=720	719-700	699-680	679-660	659-620	<620	Total
<70%		$4,386	$778	$561	$356	$216	$4	$6,301
70	%-80%	5,228	1,137	890	487	230	5	7,977
80	%-90%	88	30	28	23	12	-	181
>90%		84	29	29	18	19	1	180
Total		$9,786	$1,974	$1,508	$884	$477	$10	$14,639

One- to Four-Family 30+ Days Delinquent Loan Distribution
Unpaid principal balances at March 31, 2008 ($MM)

		FICO
LTV		>=720	719-700	699-680	679-660	659-620	<620	Total
<70%		$63	$31	$23	$29	$18	$2	$166
70	%-80%	175	83	85	55	40	1	439
80	%-90%	9	5	4	5	3	-	26
>90%		8	3	4	4	5	-	24
Total		$255	$122	$116	$93	$66	$3	$655

Home Equity Loan Distribution
Unpaid principal balances at March 31, 2008 ($MM)

		FICO
CLTV		>=720	719-700	699-680	679-660	659-620	<620	Total
<70%		$2,438	$404	$332	$146	$112	$11	$3,443
70	%-80%	1,158	334	282	113	101	2	1,990
80	%-90%	1,963	687	648	276	204	1	3,779
>90%		1,141	404	336	183	110	-	2,174
Total		$6,700	$1,829	$1,598	$718	$527	$14	$11,386

Home Equity 30+ Days Delinquent Loan Distribution
Unpaid principal balances at March 31, 2008 ($MM)

		FICO
CLTV		>=720	719-700	699-680	679-660	659-620	<620	Total
<70%		$14	$6	$9	$4	$6	$-	$39
70	%-80%	20	12	14	6	10	-	62
80	%-90%	81	47	56	31	33	-	248
>90%		81	48	39	29	16	-	213
Total		$196	$113	$118	$70	$65	$-	$562
Investment Securities Porfolio

Book value at March 31, 2008 ($MM)
	AAA	AA	A	BBB	Below Investment Grade	Non-Rated	Total
Agency mortgage-backed securities and collateralized mortgage obligations	$7,553	$-	$-	$-	$-	$-	$7,553
Private label collateralized mortgage obligations	1,004	126	-	-	-	-	1,130
Corporate bonds, municipal bonds and preferred stock	311	397	15	-	-	-	723
Total	$8,868	$523	$15	$-	$-	$-	$9,406

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that free cash, EBITDA, interest coverage, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. We believe that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Free Cash

Free cash represents cash held at the Company and its non-Bank and non-Brokerage subsidiaries, less discretionary reserves, plus excess capital at Bank and Brokerage after application of regulatory capital requirements and the Company’s own regulatory capital guidelines. The Company believes that free cash is a useful measure of the Company’s liquidity as it excludes cash reflected on the balance sheet that may not be freely available to the Company.

EBITDA

EBITDA represents net income from continuing operations before corporate interest expense, taxes and depreciation and amortization. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income and corporate interest expense, stock conduit interest income and expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances, and cash required to be segregated under regulatory guidelines that earn interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Because the Company reported a net loss for the first quarter of 2008 and the fourth quarter of 2007, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(2) Reflects elimination of transactions between Retail and Institutional segments, which includes deposit and customer payable transfer pricing, servicing and order flow rebates.

(3) Amounts and percentages may not calculate due to rounding.

(4) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing our income (loss) before other income (expense) and income taxes by our total net revenue.

(5) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities, stock conduit and customer cash held by third parties.

(6) Target segment accounts are accounts held by customers with over $50,000 in assets and/or generating 30 or more trades per quarter.

(7) Other retail accounts are accounts that (a) were opened less than 90 days prior to the end of the relevant quarter; (b) only include a lending relationship; or (c) that otherwise do not meet the definition of a target segment account.

(8) Net new client assets are total inflows to all new and existing client accounts less total outflows from all closed and existing client and closed accounts.

(9) Q108 estimate.

(10) Includes unpaid principal balances and premiums (discounts).

(11) The Q1 2008 results included $30.0 million in charge-offs associated with a change in the timing of foreclosure and bankruptcy-related charge-offs. Of the total, $8.3 million related to one- to four-family and $21.7 million related to home equity loans.

(12) Excludes loans to customers on margin.

(13) Includes segregated cash balances.

(14) Gross-up for tax-exempt securities.

(15) Includes interest earned on average customer assets of $3.3 billion, $3.8 billion and $3.9 billion for the quarters ended March 31, 2008, December 31, 2007 and March 31, 2007, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions. Other consists of net operating interest income earned on average stock conduit assets of $0.01 million, $0.4 million and $2.7 million for the quarters ended March 31, 2008, December 31, 2007 and March 31, 2007, respectively.

(16) Includes unpaid principal balances.

(17) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Adam Townsend, 703-236-8719
adam.townsend@etrade.com